                             TAX SHARING AGREEMENT
                             ---------------------

      This Agreement is entered into as of the 1st day of December, 1999 between ACX Technologies, Inc. ("ACX"), a Colorado corporation, and CoorsTek, Inc. ("CTI"), a Delaware corporation.

                             W I T N E S S E T H:
                             - - - - - - - - - -

      WHEREAS, ACX and CTI have entered into a Distribution Agreement dated October [], 1999 (the "Distribution Agreement"), providing for the distribution by ACX to its shareholders of all of the common stock of CTI (the
"Distribution");

      WHEREAS, ACX and CTI desire to set forth their agreement on the rights and obligations of ACX, CTI and their respective Affiliates with respect to various Tax matters and the handling and allocation of Federal, state, local and foreign Taxes incurred in Taxable periods beginning prior to the Effective Date;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:
      1.    Definitions
            -----------
            (a)   As used in this Agreement:

            "ACX Consolidated Group" shall mean, with respect to any Taxable period, the corporations which are members of the affiliated group of corporations of which ACX or its successor is the common parent (within the meaning of Section 1504 of the Code).

            "ACX Group" shall mean the corporations which are members of the ACX Consolidated Group during any Taxable period, excluding the corporations which are the members of the CTI Group.

            "CTI Group" shall mean the corporations which are members of the affiliated group of corporations of which CTI is the common parent (within the meaning of Section 1504 of the Code) immediately after the Distribution Date and any predecessors or successors thereto (and to the extent applicable, a corporation, sold prior to the Distribution, that was a subsidiary of a member of the CTI Group).

            "Affiliate" (and the correlative meaning, "Affiliation") of any person shall mean any individual, corporation, partnership or other entity directly or indirectly controlling, controlled by or under common control with such person. Notwithstanding the foregoing, (i) a member of the CTI Group and a member of the ACX Group shall not be Affiliates, and (ii) neither Adolph Coors Company nor any of its subsidiaries shall be an Affiliate of any member of the ACX Group or any member of the CTI Group.

            "After-Tax Amount" shall mean an amount that, on an "After-tax basis", is equal to the obligation amount hereunder. "After-tax basis" shall reflect the hypothetical Tax consequences resulting from (i) receipt or accrual of the required payment by the recipient hereunder and (ii) any deduction for the payment or accrual of the item giving rise to the obligation. References to "after-Tax basis" and "hypothetical Tax consequences" refer to calculations of Tax at the maximum statutory rate (or rates, in the case of an item that affects more than one Tax) to the extent applicable for the relevant year.

            "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

            "Consolidated State Tax" shall mean any income, franchise or similar Tax (based on income) payable to any state or local government as to which CTI or any of its Affiliates is or may be liable for such Tax on a consolidated, combined or unitary basis with ACX or any of its Affiliates. This term shall specifically exclude any combined state Tax Returns filed with CTI or any member of the CTI Group as the common parent. Such combined state Tax Returns shall be treated similar to separate company state Returns with responsibility being exclusive to the filing entity.

            "Distribution Date" shall mean the date on which ACX distributes to its shareholders all of the common stock of CTI.

            "Effective Date" shall mean ________.

            "Federal Tax" shall mean any United States Federal income, environmental, alternative or add-on minimum Tax.

            "Final Determination" shall mean (i) with respect to Federal Taxes,
(A) a "determination" as defined in Section 1313(a) of the Code, or (B) the date of acceptance by or on behalf of the Internal Revenue Service of Form 870-AD (or any successor form thereto), as a final resolution of Tax liability for any Taxable period, except that a Form 870-AD (or successor form thereto) that reserves the right of the taxpayer to file a claim for refund and/or the right of the Internal Revenue Service to assert a further deficiency shall not constitute a Final Determination with respect to the item or items so reserved;
(ii) with respect to Taxes other than Federal Taxes, any final determination of liability in respect of a Tax provided for under applicable law; (iii) any final disposition by reason of the expiration of the applicable statute of limitations; and (iv) the payment of Tax by ACX, CTI, or any Affiliate of ACX or CTI, whichever is responsible for payment of such Tax under applicable law, with respect to any item disallowed or adjusted by a Taxing Authority, provided that the provisions of
Section 8 hereof have been complied with, or, if such section is inapplicable, that the party responsible under the terms of this Agreement for such Tax is notified by the party paying such Tax that it has determined that no action should be taken to recoup such disallowed item, and the other party agrees with such determination.

            "Other Taxes," are defined in Section 4.

            "Post-Effective Period" shall mean any Taxable period beginning after the Effective Date.

            "Pre-Effective Period" shall mean any Taxable period ending on or before the Effective Date.

            "Pre-Effective Tax Liability" shall mean (i) the Federal Tax liability of ACX and each corporation included in the ACX Consolidated Group for any period as to which a consolidated Federal Tax Return is filed by ACX for such group for all Pre-Effective Periods, and (ii) the Consolidated State Tax liability for such group for all Pre-Effective Periods and for the portions (up to the Effective Date) of any Taxable periods including but not ending on the Effective Date, regardless of whether any such liability has been previously assessed in whole or in part or is assessed in whole or in part after the date hereof, or whether such liability is or was imposed on the ACX Consolidated Group or on any corporation included within any such Group separately.

            "Prime" shall mean the rate of interest announced from time to time as "prime" by the Bank of America, N.A.

            "Referee" is defined in Section 16.

            "Return" shall mean any Tax Return, statement, report or form (including estimated Tax Returns and reports and information Returns and reports) required to be filed with any Taxing Authority.

            "Tax" (and the correlative meaning, "Taxes," "Taxing" and "Taxable") shall mean (A) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, transfer, recording, severance, stamp, occupation, premium, property, environmental, custom duty, or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by a Taxing Authority; (B) any liability of ACX, CTI or any Affiliate of ACX or CTI (or, in each case, any successor in interest thereto by merger or otherwise), as the case may be, for the payment of any amounts of the type described in clause (A) for any Taxable period resulting from the application of Treasury Regulation Section 1.1502-6 or, in the case of any Consolidated State Tax, any similar provision applicable under state law; and (C) any liability of ACX, CTI or any Affiliate of ACX or CTI (or, in each case, any successor in interest thereto by merger or otherwise) for the payment of any amounts described in clause (A) as a result of any express or implied obligation to indemnify any other party.

            "Tax Asset" shall mean any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute, including additions to basis of property, which could reduce Federal Taxes or Consolidated State Taxes, as the case may be, including, without limitation, deductions or credits related to alternative minimum Taxes.

            "Taxing Authority" shall mean any governmental authority responsible for the imposition of any Tax.

            (b) Any term used in this Agreement which is not defined in this Agreement shall, to the extent the context requires, have the meaning assigned to it in the Code or the applicable Treasury regulations thereunder.

      2.    Federal Taxes and Consolidated State Taxes--Administrative and
            --------------------------------------------------------------
Compliance Matters.
------------------

            (a)   Sole Tax Sharing Agreement. The parties acknowledge that there
                  --------------------------
has not been a Final Determination of the Pre-Effective Tax Liability, that the members of the CTI Group are includible in the ACX Consolidated Group, and may be found to be includible in certain State Consolidated Groups through the Effective Date, that pursuant hereto any and all existing Tax sharing agreements or arrangements, written or unwritten, between the ACX Group and the CTI Group shall be terminated as of the Effective Date, and that after the Effective Date this Agreement shall constitute the sole Tax sharing agreement between the ACX Group and the CTI Group. Any tax sharing agreements between Adolph Coors Company and ACX will still be legally binding and applicable to both ACX Group and CTI Group.

            (b)   Intent. Treasury regulations designate ACX as the sole agent
                  ------
of all members of the ACX Consolidated Group with respect to virtually all Federal Tax matters. Certain states have corresponding provisions. Notwithstanding Section 2(d) hereof, if the Internal Revenue Service District Director (or a corresponding state official) deals directly with any member of the CTI Group in respect of its Tax liability for a Pre-Effective Period (as is the District Director's right), such member of the CTI Group shall have full authority to act, provided, however, that such actions do not cause a material detriment to the ACX Group. It is the intent of ACX and CTI, as common parents of their respective groups for Post-Effective Periods, that, since each group is ultimately responsible for Federal Tax and Consolidated State Tax liabilities allocable thereto hereunder, each group, through its common parent, shall have the authority to negotiate, resolve and settle its own Tax matters to the extent such actions do not cause a material detriment to the other group or are otherwise inconsistent with the specific provisions of this Agreement.

            (c)   Designation of Agent. CTI and each member of the CTI Group
                  --------------------
hereby irrevocably designate ACX as its agent, coordinator, and administrator for the purpose of taking any and all actions (including the execution of waivers of applicable statutes of limitation) necessary or incidental to the filing of any Federal or Consolidated State Tax Return, any amended Federal or Consolidated State Tax Return or any claim for refund (even where an item or Tax Asset giving rise to an amended Return or refund claim arises in a Post-Effective Period), credit or offset of Tax or any other proceedings relating to any Pre-Effective Period. ACX, as agent, shall be responsible to see that all such administrative matters relating thereto shall be handled promptly and appropriately. ACX shall be CTI's agent with respect to making payments to, or collecting Refunds from, any Taxing Authority with respect to Pre-Effective Tax Liabilities. CTI will then reimburse ACX, or ACX will reimburse CTI, as the case may be, for the CTI share of the total pursuant to such agency. ACX shall inform and consult with CTI prior to taking any action on behalf of, or which will have any material impact on, any member of the CTI Group, including, without limitation, strategies relating to waivers of any statute of limitations.

            (d)   1999 Returns. ACX will prepare and file the consolidated
                  ------------
Federal Tax Return and each Consolidated State Tax Return for the taxable years ending on the Effective Date. ACX will provide CTI with "packets" at a time and in a form similar to prior years for CTI and each of its Affiliates for which data is necessary for the Federal and Consolidated State Returns, and CTI will complete and return such packets with respect to each member of the CTI Group or relevant CTI Affiliate, pursuant to a schedule mutually agreed upon by ACX and CTI, but in no event later than June 1, 2000. CTI will have sole responsibility for the technical propriety and accuracy of the packets relating to members of the CTI Group and CTI Affiliates.

            (e)   Tax Assets. Tax Assets from any Pre-Effective Period shall be
                  ----------
computed and agreed upon by ACX and CTI after the completion of the last ACX Consolidated Group Return which includes CTI or any member of the CTI Group.

      3.    Federal Taxes and Consolidated State Taxes--Allocation of Taxes.
             --------------------------------------------------------------

            (a)   1999 Federal and Consolidated State Income Taxes.  In its
                  ------------------------------------------------
capacity as agent, ACX shall pay all Federal Taxes and Consolidated State Taxes due in connection with the filing of its 1999 Returns or with any request for extension of time within which to file any such Return. Within 20 days of filing of any such Returns, ACX shall send a statement to CTI showing the amount of the unpaid or overpaid portion of the CTI Group's allocated share of the total Federal Tax liability or Consolidated State Tax liability as shown on such Returns as filed.

            (b)   Carrybacks. ACX agrees to pay CTI the actual benefits received
                  ----------
by ACX from the use in any Pre-Effective Period of any Tax Asset of CTI, a member of the CTI Group or a CTI Affiliate arising in a Post-Effective Period. Such benefit shall be considered equal to the excess of the actual amount of Federal Taxes or Consolidated State Taxes that would have been payable by the ACX Consolidated Group in the absence of such carryback over the amount of Federal Taxes or Consolidated State Taxes actually payable by the ACX Consolidated Group as a result of such carryback or subsequent increase to such carryback. Payment of the amount of such benefit shall be made within 30 days of
(i) receipt of the refund or (ii) the end of the Taxable year during which ACX or the relevant ACX Affiliate receives the credit or other offset attributable thereto.

            (c)   Subsequent Adjustments to Carrybacks. If, subsequent to the
                  ------------------------------------
payment by ACX to CTI of any amount referred to in Section 3(b) above, there shall be

                  (i) a Final Determination under applicable law of a deficiency of Federal Taxes or Consolidated State Taxes of the ACX Consolidated Group or the relevant State Consolidated Group on the grounds that the Tax Asset giving rise to such payment was in fact not available in whole or in part,

                  (ii) a Final Determination resulting from an audit of any member of the CTI Group or any CTI Affiliate which results in a reduction of any Tax Asset so carried back, or

                  (iii) the filing of a subsequent Return reflecting a recapture by the ACX Consolidated Group or the relevant State Consolidated Group of any Tax Asset so carried back, then within 20 days of such event, ACX shall send a statement to CTI setting forth an amount reflecting the amount which would not have been payable to CTI pursuant to this Section 3 had the amount of the benefit been determined in light of such event. In addition, CTI shall hold ACX and each of its Affiliates harmless by paying an amount for any penalty or interest paid by ACX or any such Affiliate as a result of any such decrease.

            (d)   Amended Returns with Amounts Due by CTI. If ACX files an
                  ---------------------------------------
amended Return on behalf of the ACX Consolidated Group or a State Consolidated Group for any Pre-Effective Period and such Return results in an increase in the Pre-Effective Tax Liability attributable to any member of the CTI Group or any CTI Affiliate for such period, CTI shall pay to ACX the amount of such increase, plus any applicable interest and penalties.

            (e)   Amended Returns with Refunds Due to CTI.
                  ---------------------------------------

                  (i) CTI may request that ACX file an amended Return or assert a claim for refund. ACX shall assert a claim for refund or file an amended Return within 60 days of such request, provided, however, that ACX shall have no obligation to file such an amended Return or assert such a claim for a refund if ACX reasonably determines in good faith after consulting with CTI that the benefit of filing such Return or asserting such claim to the members of the CTI Group or CTI Affiliates is outweighed by the detriment to it or the members (or former members) of the ACX Group. If CTI believes that ACX's determination is unreasonable, the dispute shall be subject to the procedures set forth in Section 16.

                  (ii) If ACX files an amended Return on behalf of the ACX Consolidated Group for any Pre-Effective Period that results in a decrease in the Pre-Effective Tax Liability attributable to any member of the CTI Group or any CTI Affiliate for such period, or if ACX asserts a claim for a refund of Federal Taxes or Consolidated State Taxes which would be attributable to any member of the CTI Group or any CTI Affiliate in any audit or other proceeding, then ACX shall pay to CTI the amount of any refund received resulting from such decrease or claim for refund, plus any interest received by ACX attributable thereto.

            (f)   Calculation and Payments of Amounts Due.
                  ---------------------------------------

                  (i)     Responsible Party. Calculations required to be made
                          -----------------
pursuant to this Section 3 and the relevant portion of Section 6(c) shall be made by ACX. Upon receipt of such calculations, CTI shall have 10 days to review the computations and to notify ACX of any disagreements. During CTI's review and in the event that CTI has notified ACX of a disagreement, for an additional 10 days both CTI and ACX shall make reasonable efforts to resolve any questions or disputes. In the event the parties cannot agree, their disputes will be resolved pursuant to Section 16.

                  (ii)    Method of Calculation. Except as otherwise provided,
                          ---------------------
CTI's share of any Federal Tax, or Consolidated State Tax shall be calculated pursuant to the method described in Exhibit A hereto.

                  (iii)   Payments Due. Except as otherwise provided, all
                          ------------
payments required by this Section 3 and the relevant portions of Section 6(c) will be due 30 days after the fixing of liability or the resolution of a dispute (as provided for in 3(f)(i)).

                  (iv)    Interest. Any amount not paid when due under Section
                          --------
3(f)(iii) shall bear interest at Prime plus 3%, except that any amount not paid because of any good faith dispute under Section 16 shall bear interest at Prime.

                  (v)     After-Tax Amounts. ACX and CTI shall discharge their
                          -----------------
obligations under this Section 3 and the relevant portions of Section 6(c), other than payments required under Section 3(b), by paying After-Tax Amounts.

                  (vi)    Duplicative Payments Not Required. Notwithstanding the
                          ---------------------------------
foregoing, no payment shall be required under any provision of this Agreement to the extent it is duplicative of any payment required by any other provision of this Agreement.

            (g) In the event that the Treasury Department promulgates regulations under the Code that provide a method for the allocation of a consolidated group's "minimum tax credit" (within the meaning of Section 53 of the Code) among a group's members, and, as a result of such regulations' mandatory application, the ACX Consolidated Group is required to allocate the maximum tax credit carried forward to any Post-Effective Period from any federal income Tax Return for any Pre-Effective Period, so that the amount originally allocated to members of the CTI Group (the "Original CTI Allocation") is different from the amount that is allocated under such regulations (the "Adjusted CTI Allocation"), then, ACX shall pay CTI an amount equal to the excess of the Original CTI Allocation over the Adjusted CTI Allocation, or, if applicable, CTI shall pay ACX an amount equal to the excess of the Adjusted CTI Allocation over the Original CTI Allocation. Within 20 days of the effective date of such regulations, ACX shall send a statement to CTI showing the amount of the Adjusted CTI Allocation.

      4.    Other Taxes.
            -----------

            (a) Liability for all Taxes other than Federal Taxes and Consolidated State Taxes ("Other Taxes"), attributable to any member of the CTI Group, and the responsibility for filing of all Returns relating to such other Taxes, shall be the sole responsibility of the CTI Group. Liability for all Other Taxes, attributable to any member of the ACX Group and the responsibility for filing all Returns relating to such Other Taxes, shall be the sole responsibility of the ACX Group. Each party agrees to indemnify and hold the other harmless in accordance with the undertakings contained in this Section 4(a).

            (b) The CTI Group shall be entitled to all refunds and credits of Other Taxes attributable to any member of the CTI Group, and the ACX Group shall be entitled to all refunds and credits of Other Taxes attributable to any member of the ACX Group.

      5.    Certain Representations and Covenants.
            -------------------------------------

            (a)   (I)   CTI Representations. CTI represents and agrees that,
                        -------------------
as of the date hereof, and covenants that on the Distribution Date:

                        (i) There is no plan or intention (A) to liquidate CTI or to merge or consolidate CTI with any other person subsequent to the Distribution or (B) to sell or otherwise dispose of any asset of CTI subsequent to the Distribution, except in the ordinary course of business.

                        (ii) CTI will not take any action inconsistent with the information and representations furnished to the IRS in connection with the request for a private letter ruling with respect to the spin-off, regardless of whether such information and representations were included in the ruling or pronouncement issued by the IRS.

                        (iii) CTI will not enter into any negotiation, agreements or arrangements with respect to transactions or events (including stock issuances, pursuant to the exercise of options or otherwise, option grants, the adoption of, or authorization of shares under, a stock option plan, capital contributions, or acquisitions, but not including the spin-off) which may cause the spin-off to
(a) be treated as part of a plan pursuant to which one or more persons acquire directly or indirectly CTI stock representing a "50-percent or greater interest" within the meaning of Section 355(d)(4) or the Code, or (b) violate the "continuity of interest requirement" set forth in Treasury Regulation 1.355-2(c).

                  (II)    CTI and ACX Representations. CTI and ACX each
                          ---------------------------
represents that, as of the date hereof, and covenants that on the Distribution
Date:

                          (i)     To the best of ACX's and CTI's knowledge (as
applicable), payments made in connection with all continuing non-transitional transactions between any member of the CTI Group and any member of the ACX Group occurring after the Distribution will be for fair market value based on terms and conditions arrived at by the parties bargaining at arm's length and payments made in connection with certain transitional services also will be provided for fair market value.

                          (ii)    Neither CTI nor ACX (as applicable) is aware
of any plan or intention by the shareholders of ACX to sell, exchange, transfer by gift, or otherwise dispose of any of their stock in, or securities of, ACX or CTI subsequent to the Distribution, except for any dispositions of ACX stock or CTI stock through the 401(k) plans of ACX and CTI, respectively.

            (b)   CTI Covenants. CTI covenants to ACX and agrees that during the
                  -------------
two-year period following the Distribution Date:

                  (i) It will not liquidate, merge or consolidate with any other person, or sell, exchange, distribute or otherwise dispose of its assets other than in the ordinary course of business, redeem or otherwise reacquire any of its capital stock, other than through stock purchases meeting the requirements of Section 4.05(1)(b) of Rev. Proc. 96-30.

                  (ii) CTI Group will continue the active conduct of the historic business conducted by CTI Group throughout the five year period prior to the spin-off.

                  (iii) CTI will not, nor will it permit any member of the CTI Group to, take any action inconsistent with the information and representations furnished to the IRS in connection with the request for a private letter ruling with respect to the spin-off, regardless of whether such information and representations were included in the ruling or pronouncement issued by the IRS.

                  (iv) During the applicable period provided in Section 355(e)(2)(B) of the Code with respect to the spin-off, CTI will not enter into any transaction or make any change in its equity structure (including stock issuances, pursuant to the exercise of options or otherwise, option grants, the adoption of, or authorization of shares under, a stock option plan, capital contributions, or acquisitions, but not including the spin-off) which may cause the spin-off to (a) be treated as part of a plan pursuant to which one or more persons acquire directly or indirectly CTI stock representing a "50-percent or greater interest" within the meaning of Section 355(d)(4) of the Code, or (b) violate the "continuity of interest requirement" set forth in Treasury Regulation 1.355-2(c).

                  (v) CTI will covenant that in the one-year period after the spin-off, it will make the borrowings and acquisitions described in the materials submitted to the IRS with respect to the business purpose of the spin-off.

            (c)   Exceptions. Notwithstanding the foregoing, CTI may take
                  ----------
actions inconsistent with the covenants contained in Section 5(b) above if:

                  (i) CTI obtains a ruling from the Internal Revenue Service to the effect that such actions will not cause either ACX or its shareholders to recognize Taxable income by virtue of the Distribution; or

                  (ii) CTI obtains an opinion, acceptable to ACX, from recognized counsel acceptable to ACX to the same effect as in Section 5(c)(i).

      6.    Indemnities.
            -----------

            (a)   CTI Indemnity. CTI and each member of the CTI Group will
                  -------------
jointly and severally indemnify ACX and each member of the ACX Group against and hold them harmless from

                  (i) any Pre-Effective Tax Liability assessed after the Distribution Date pursuant to a Final Determination, which is attributable to any item of income, loss, credit, deduction or other Tax attribute of any member of the CTI Group, or a CTI Affiliate,

                  (ii) any liability (including any and all Taxes) relating to the Distribution, in the event the Distribution is Taxable due to a breach by CTI or any member of the CTI Group of any agreement, representation or covenant made by CTI herein; provided, however, that if the Distribution is Taxable as a result, in part, of ACX's action, then CTI shall be liable only for the proportionate amount of the liability attributed to CTI's action, and

                  (iii) all liability for fees, costs and expenses (including reasonable attorneys' fees) arising out of or incident to any proceedings before any Taxing Authority, or any judicial authority, with respect to any amount indemnifiable under this Section 6(a).

            (b)   ACX Indemnity. ACX and each member of the ACX Group will
                  -------------
jointly and severally indemnify CTI and each member of the CTI Group against and hold them harmless from

                  (i) any Pre-Effective Tax Liability, or Tax liability resulting from the Distribution, other than any such liabilities described in Sections 6(a)(i) and (ii) hereof,

                  (ii) any liability resulting from a breach by ACX or any member of the ACX Group after the Distribution Date of any covenant made by ACX herein, and

                  (iii) all liability for fees, costs and expenses (including reasonable attorneys' fees) arising out of or incident to any proceedings before any Taxing Authority, or any judicial authority, with respect to any amount indemnifiable under this Section 6(b).

            (c)  Discharge of Indemnity. CTI and each member of the CTI Group,
                 ----------------------
and ACX and each member of the ACX Group, shall discharge their obligations under Sections 6(a)(ii), 6(a)(iii), 6(b)(i), 6(b)(ii) and 6(b)(iii) hereof, respectively, by paying an After-Tax Amount within 30 days of demand therefore. Within 20 days of a Final Determination of an obligation of CTI and each member of the CTI Group under Section 6(a)(i) ACX shall send a statement to CTI showing the amount due thereunder. Calculation and payment mechanics relating to items described in Section 6(a)(i) are set forth in Section 3(f). Notwithstanding the foregoing, if either CTI or ACX disputes in good faith the fact or the amount of its obligation under Section 6(a) or Section 6(b) (including, without limitation, any After-Tax Amount), then no payment of the amount in dispute shall be required until any such good faith dispute is resolved in accordance with Section 16 hereof; provided, however, that any amount not paid within 30 days of demand therefore shall bear interest as provided in Section 3(f)(iv). Notwithstanding anything to the contrary herein, any Final Determination relating to the applicability, determination or calculation of the gross-up required to achieve an After-Tax Amount under this Agreement shall be subject to indemnity as if an indemnifiable Tax relating to a Pre-Effective Period.

            (d)  Method of Calculation. Except as otherwise provided, the amount
                 ---------------------
of CTI's liability under Section 6(a)(i) and ACX's liability under Section 6(b)(i), including the calculation of any party's share of any Federal Tax or Consolidated State Tax, shall be calculated pursuant to the method described in Exhibit A hereto.

            (e)  Joint and Several Liability. The joint and several liabilities
                 ---------------------------
of the members of the CTI Group under Section 6(a) shall become several liabilities (and not joint) with respect to any member upon a disposition, causing a break in Affiliation from the CTI Group, of such member to a third party for fair value. The several liability responsibility of such member shall equal the portion of the total liability multiplied by a fraction, the numerator of which is the fair market value of the member and the denominator of which is the fair market value of the CTI Group immediately prior to the disposition.

      7.    Communication and Cooperation.
            -----------------------------

            (a)  Consult and Cooperate. CTI and ACX shall consult and cooperate
                 ---------------------
(and shall cause each of their Affiliates to cooperate) fully at such time and to the extent reasonably requested by the other party in connection with all matters subject to this Agreement. Such cooperation shall include, without limitation,

                 (i) the retention and provision on reasonable request of any and all information including all books, records, documentation or other information, any necessary explanations of information, and access to personnel, until the expiration of the applicable statute of limitation (giving effect to any extension, waiver, or mitigation thereof),

                 (ii) the execution of any document that may be necessary or helpful in connection of any required Return or in connection with any audit, proceeding, suit or action, and

                 (iii) the use of the parties' best efforts to obtain any documentation from a governmental authority or a third party that may be necessary or helpful in connection with the foregoing.

            (b)  Provide Information. ACX and CTI shall keep each other fully
                 -------------------
informed with respect to any development relating to all matters subject to this Agreement.

            (c)  Tax Attribute Matters. ACX and CTI shall advise and consult
                 ---------------------
with each other with respect to any proposed Tax adjustment relating to the ACX Consolidated Group or any State Consolidated Group which are the subject of an Internal Revenue Service or State Taxing Authority audit or investigation, or are the subject of any proceeding or litigation, and which may affect any Tax attribute of ACX, CTI or any Affiliate of ACX or CTI (including, but not limited to, basis in an asset or the amount of earnings and profits).

      8.    Audits and Contests.
            -------------------

            (a)  Notice. ACX shall promptly notify CTI in writing of any
                 ------
inquiries from the Internal Revenue Service or any other Taxing Authority which relate or may relate to matters described in Section 3(c) or 6(a). CTI shall promptly notify ACX in writing of any inquiries from the Internal Revenue Service or other Taxing Authority which relate or may relate to matters described in Section 3(c) or 6(b). Each party shall forward to the other party relevant portions of any reports or other communications which relate to such matters.

            (b)  Settlement of Issues. No settlement of any audit, examination,
                 --------------------
action, suit or other judicial or administrative proceeding relating to matters described in Section 6(a) for any Pre-Effective Period (or with respect to matters relating to Section 6(a)(ii) for any Taxable period) shall be accepted or entered into by or on behalf of the ACX Consolidated Group or State Consolidated Group unless CTI has consented thereto in writing (which consent shall not be unreasonably withheld); provided, however, that in the event that CTI does not consent and ACX believes that the withholding of consent was unreasonable, the parties shall resolve their disagreement under the procedures provided in Section 16. In the process of resolving such a disagreement, the Referee (or other applicable arbiter) shall consider the magnitude and size of the item in question, the impact of the resolution on other CTI Taxable periods and the likelihood of CTI's position ultimately prevailing.

            (c)  Venue. In the event that a notice of deficiency (or similar
                 -----
notice) is received from the Internal Revenue Service or other Taxing Authority by the ACX Consolidated Group or State Consolidated Group for a Pre-Effective Period (or, with respect to a notice of deficiency relating to an item described in Section 6(a)(ii), for any Taxable period) and such notice relates in whole or in part to a matter described in Section 6(a), then

                 (i) ACX, upon receiving a written request from CTI, which shall be given no later than a date reasonably required to permit timely filing of a petition in the United States Tax Court, (or, if applicable, similar State venue) for redetermination of the deficiency, shall timely file such petition; provided, however, that, notwithstanding such request, after consultation with CTI, ACX shall have the option, if the notice also relates to matters described in Section 6(b), to pay the amount of the deficiency, to file a claim for the refund thereof, and, if the claim is denied, to bring an action in a court of competent jurisdiction seeking the refund of such Tax. If a Final Determination does not provide for a refund of any amount covered by Section 6(a) and contested under this Section, CTI shall pay ACX such amount plus interest from the time ACX's payment of the deficiency at a rate equal to Prime; or

                 (ii) If (A) CTI does not request ACX to file a petition in the United States Tax Court (or, if applicable, similar State venue) for redetermination of the deficiency pursuant to Section 8(c)(i), (B) ACX does not, on its own initiative, timely file such a petition, and (C) CTI requests that ACX file a claim for refund, then ACX shall pay the deficiency, file a claim for refund thereof, and, if the claim is denied, bring an action in a court of competent jurisdiction seeking such refund; provided that, in such case, CTI shall pay to ACX, on or before the date on which the deficiency is paid by ACX, the amount as if the notice of deficiency were a Final Determination (that CTI would otherwise be responsible for with respect to matters described in Section 6(a)) and any such payment shall be credited against the payment required with appropriate adjustment to be made promptly upon a Final Determination with respect to such proceedings for refund. Notwithstanding anything to the contrary herein, if as a result of a Final Determination the amount due by CTI (the "Final Liability") is less than the amount previously paid by CTI pursuant hereto (the "Prepaid Amount"), ACX shall pay to CTI within 30 days after such Final Determination an amount based upon an amount equal to the excess or the Prepaid Amount over the Final Liability, together with interest attributable to such excess (reduced by the excess of any tax imposed on the receipt of such interest over the amount of any Tax savings realized by ACX upon any payment made to CTI pursuant to this sentence). Notwithstanding the foregoing, no payment shall be required under this provision to the extent it is duplicative of any payment required by any other provision of this Agreement.

            (d)  Judicial Appeals. In the event that a judgment of the United
                 ----------------
States Tax Court or other court of competent jurisdiction results in an adverse determination with respect to a matter described in Section 6(a) then:

                 (i) In the case an appeal of the adverse determination involves no material issues other than matters described in Section 6(a), CTI shall have the right to cause ACX to appeal from such adverse determination if CTI delivers to ACX an opinion from an independent tax counsel selected by CTI and reasonably acceptable to ACX that such appeal has a reasonable chance of success.

                 (ii) In the case of an appeal of any other adverse determination which involves material issues other than those described in
Section 6(a), CTI shall have the right to cause ACX to appeal from such adverse determination if CTI delivers to ACX an opinion from an independent tax counsel selected by CTI and reasonably acceptable to ACX that it is more likely than not that such appeal will succeed.

                 (iii) In the case of an adverse determination which involves matters described in Section 6(b) and within such determination material matters described in Section 6(a) were favorably disposed, CTI shall have the right to prevent ACX from appealing from such adverse determination, unless ACX delivers to CTI an opinion from an independent tax counsel selected by ACX and reasonably acceptable to CTI that it is more likely than not that such appeal will succeed.

            (e)  Participation and Closing. (i) CTI and its representatives, at
                 -------------------------
CTI's expense, shall be entitled to participate in all conferences, meetings, or proceedings with any Taxing Authority, the subject matter of which is or includes matters described in Section 6(a); provided, however, that if (A) less than $200,000 of the amount of the total of annual proposed adjustment is attributable to matters described in Section 6(a) and the proposed adjustments do not cause significant prejudice to the CTI Group in other Taxable periods, and (B) ACX, in good faith and in its sole discretion, determines that the commencement or continuance of any such discussions or submissions by CTI would extend the audit or review of the Tax Return of the ACX Consolidated Group or State Consolidated Group for such Taxable year beyond the period such audit or review would require but for the commencement or continuance of such discussions or submissions, then, upon receipt of notice by CTI from ACX to such effect, CTI shall have no further right to commence or continue such discussions or submissions with respect to the audit or review for such Taxable year, and ACX shall have the right to compromise such issues and cause such audit or review to be closed.

                 (ii) If ACX suspends CTI's rights to commence or continue discussions or submissions with respect to a Taxable year under Section 8(e)(i) and compromises the proposed adjustments thereunder, ACX will not be entitled to indemnity under Section 6(a) for any such items if it is more likely than not that any such item would have prevailed in a court of competent jurisdiction. If ACX believes it is entitled to an indemnity for such an item under Section 6(a) and CTI disagrees (on the grounds that CTI believes that the item is more likely than not to prevail) the parties shall resolve the disagreement provided in Section 16.

                        (iii) CTI and its representatives, at CTI's expense, shall be entitled to participate in all appearances before any court, the subject matter of which includes matter described in Section 6(a).

                        (iv) The participation referred to in Sections 8(e)(i) and (iii) shall include the right to control the submission and content of documentation, protests, memoranda of fact and law and briefs, the conduct of oral arguments or presentations, the selection of witnesses and the negotiation of stipulations of fact, all as may be deemed appropriate by CTI, but solely with respect to a matter described in Section 6(a).

               (f)      Taxability of the Distribution. Notwithstanding anything
                        ------------------------------
to the contrary herein, to the extent any issue is based on a theory which would, if true, result in CTI being liable under Section 6(a)(ii) of this Agreement for any Tax that might result from an adverse determination of such issue, then ACX shall provide CTI with such notice and information as would be required under Section 8(a) hereof, and CTI shall have the right to be involved, at its own expense, in the development and execution of strategy for the response to, preparation of and defense of any contest relating to such issue. In the case of any such issue which is based solely on such a theory, ACX shall not settle such issue in a manner which would be impermissible under Section 8(b).

        9.     Payments.
               --------

        All payments to be made hereunder shall be made in immediately available funds. Payments shall be deemed made when received.

        10.    Notices.
               -------

        Any notice, demand, claim, or other communication under this Agreement shall be in writing and shall be deemed to have been given upon the delivery or mailing thereof, as the case may be, if delivered personally or sent by certified mail, Return receipt requested, postage prepaid, to the parties at the following addresses (or at such other address as a party may specify by notice to the other):

            If to ACX, to:
                  ACX Technologies, Inc.
                  4455 Table Mountain Parkway
                  Golden, CO 80403

                  Attn:  Tax Director, ACX Technologies, Inc.

            If to CTI, to:

                  CoorsTek, Inc.
                  16000 Table Mountain Parkway
                  Golden, CO 80403

                  Attn: Tax Manager, CoorsTek, Inc.

        11.   Costs and Expenses.
              ------------------

        Except as expressly set forth in this Agreement, each party shall bear its own costs and expenses incurred pursuant to this Agreement.

        12.   Effectiveness; Termination and Survival.
              ---------------------------------------

        This Agreement shall become effective upon the consummation of the Distribution, provided, however, that this Agreement will only become effective if consummation of the Distribution occurs prior to the close of business on March 1, 2000. Notwithstanding anything in this Agreement to the contrary, this Agreement shall remain in effect and its provisions shall survive for the full period of all applicable statutes of limitation (giving effect to any extension, waiver or mitigation thereof).

        13.   Section Headings.
              ----------------

        The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof or in any way affect the meaning or interpretation of this Agreement.

        14.   Entire Agreement; Amendments and Waivers
              ----------------------------------------

              (a)   Entire Agreement. This Agreement contains the entire
                    ----------------
understanding of the parties hereto with respect to the subject matter contained herein. No alteration, amendment, modification, or waiver of any of the terms of this Agreement shall be valid unless made by an instrument signed by an authorized officer of ACX and CTI, or in the case of a waiver, by the party against whom the waiver is to be effective.

            (b)  Waiver. No failure or delay by any party in exercising any
                 ------
right, power or privilege hereunder shall operate as a waiver hereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

      15.   Governing Law and Interpretation. This Agreement has been made in
            --------------------------------
and shall be construed and enforced in accordance with the laws of the State of Colorado.

      16.   Dispute Resolution.
            ------------------

            (a)  CEO's. If the parties hereto are unable to resolve any
                 -----
disagreement or dispute, either party may refer the matter to the Chief Executive Officers (CEOs) of the parties by giving the other party written notice ("Notice"). Within 20 days after delivery of Notice, the CEOs of both parties shall meet at a mutually acceptable time and place to exchange relevant information and attempt to resolve the dispute within 45 days after delivery of Notice. All negotiations pursuant to this Section 16(a) shall be confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and State Rules of Evidence.

            (b)  Referees. Except for disagreements relating to Section
                 --------
6(a)(ii), any disagreement not resolved by mutual agreement of the parties or under Section 16(a) shall be resolved by an independent referee that is mutually acceptable to the parties hereto (a "Referee"). In the event the parties cannot agree on a Referee, each party shall select an independent nationally recognized law firm or accounting firm expert in tax matters and such firms shall jointly choose the Referee. A Referee so chosen shall resolve any such disagreement within 30 days of appointment pursuant to such procedures as it may deem advisable. Any such resolution shall be binding on the parties hereto without further recourse.

            (c)  Costs. The costs of any Referee shall be apportioned between
                 -----
ACX and CTI as determined by such Referee in such manner as the Referee deems reasonable taking into account the circumstances of the dispute, the conduct of the parties and the result of the dispute.

      17.   Counterparts.
            ------------

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      18.   Assignments; Third Party Beneficiaries.
            --------------------------------------

      This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to benefit any person other than the parties hereto and such successors and assigns, and no such other person shall be a third party beneficiary hereof.

                                    EXHIBIT A



Allocated on a stand alone basis, consistent with prior years with the exception of any 1999 pension plan contributions which will be allocated to ACX.

The undersigned hereby irrevocably appoints ACX Technologies, Inc. as its agent and true and lawful attorney in fact in the name of the undersigned to execute on behalf of the undersigned and bind it to a Tax Sharing Agreement (the "TSA") that ACX and its Affiliates will enter into with CoorsTek, Inc. and its Affiliates in order to enable ACX to effect the contemplated Distribution of the shares of CTI to the shareholders of ACX. The TSA sets forth the rights and obligations of the parties (including the undersigned) with respect to certain Tax matters and sets forth indemnification obligations of all parties (on a joint and several basis).


                                    ACX Technologies, Inc.


                                    By /s/ Jill B. W. Sisson
                                      --------------------------------------
                                    Title: General Counsel and Secretary
                                          ----------------------------------

The undersigned hereby irrevocably appoints CoorsTek, Inc. as its agent and true and lawful attorney in fact in the name of the undersigned to execute on behalf of the undersigned and bind it to a Tax Sharing Agreement (the "TSA") that CTI and its Affiliates will enter into with ACX Technologies, Inc. and its Affiliates in order to enable ACX to effect the contemplated Distribution of the shares of CTI to the shareholders of ACX. The TSA sets forth the rights and obligations of the parties (including the undersigned) with respect to certain Tax matters and sets forth indemnification obligations of all parties (on a joint and several basis).


                                           CoorsTek, Inc.


                                           By /s/ Katherine A. Resler
                                             -------------------------------
                                           Title: General Counsel and Secretary
                                                 ------------------------------